As filed with the Securities and Exchange Commission on September 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Party City Holdco Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0539758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

80 Grasslands Road

Elmsford, NY 10523

Telephone: (914) 345-2020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley M. Weston

Chief Executive Officer

80 Grasslands Road

Elmsford, NY 10523

Telephone: (914) 345-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrea L. Nicolas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001-8602

Telephone: (212) 735-3000

Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	13,211,509	$2.88	$38,049,145.92	$4,938.78

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on September 25, 2020 as reported on The New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated September 28, 2020

Party City Holdco Inc.

13,211,509 Shares

Common Stock

The selling stockholders identified in this prospectus (including their transferees, pledgees or donees, or their respective successors, the “selling stockholders”) may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the applicable offering, 13,211,509 shares of common stock. We are registering these shares on behalf of the selling stockholders to satisfy certain registration rights that we have granted to the selling stockholders. We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. We may provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The New York Stock Exchange under the symbol “PRTY.” On September 25, 2020, the last sale price of our common stock as reported on The New York Stock Exchange was $2.81 per share.

Investing in our common stock involves substantial risk. See “Risk Factors” referenced on page 2 of this prospectus to read about factors you should carefully consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                      , 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any prospectus supplement is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, references in this prospectus to “the Company,” “Party City,” “we,” “us” and “our” refer to Party City Holdco Inc. and its consolidated subsidiaries and references in this prospectus to “Holdco” refer to Party City Holdco Inc. excluding its consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, on a continuous basis, in one or more offerings, sell or otherwise dispose of up to 13,211,509 shares of common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We will not receive any proceeds from the sale or other disposition of the shares of common stock registered hereunder.

ii

ABOUT PARTY CITY

We are the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is a leading player in its category and vertically integrated in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. As of June 30, 2020, the Company’s retail operations included 854 specialty retail party supply stores (including franchise stores) throughout the United States and Mexico operating under the names Party City and Halloween City, and e-commerce websites, including through the domain name PartyCity.com and others. Our websites, and the information contained on our websites, are not part of this prospectus.

Holdco is a holding company with no operating assets or operations. It owns 100% of PC Nextco Holdings, LLC, which owns 100% of PC Intermediate Holdings, Inc. (“PC Intermediate”). PC Intermediate owns 100% of Party City Holdings Inc., which owns most of the Company’s operating subsidiaries.

Holdco is a Delaware corporation. Our executive offices are located at 80 Grasslands Road, Elmsford, New York 10523 and our telephone number at that location is (914) 345-2020.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully read and consider the risk factors included in the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, and the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “continue,” “could,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “potential,” “positioned,” “predict,” “pro forma,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, any subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	potential risks and uncertainties relating to the ultimate geographic spread of a the novel coronavirus (“COVID-19”);

•	economic slowdown affecting consumer spending and general economic conditions, including as a result of the COVID-19 pandemic;

•	the severity of the COVID-19 pandemic;

•	the duration of the COVID-19 pandemic;

•	actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact;

•	the potential negative impacts of COVID-19 on the global economy and foreign sourcing;

•	the impacts of COVID-19 on the Company’s financial condition and business operation;

•	our ability to compete effectively in a competitive industry;

•	fluctuations in commodity prices;

•	helium shortages;

•	our ability to appropriately respond to changing merchandise trends and consumer preferences;

•	successful implementation of our business strategy;

•	decreases in our Halloween sales;

•	unexpected or unfavorable consumer responses to our promotional or merchandising programs;

•	failure to comply with existing or future laws relating to our marketing programs, e-commerce initiatives and the use of consumer information;

•	disruption to the transportation system or increases in transportation costs;

•	product recalls or product liability;

•	loss or actions of third-party vendors and loss of the right to use licensed material;

•	disruptions at our manufacturing facilities;

•	failure by suppliers or third-party manufacturers to follow acceptable labor practices or to comply with other applicable laws and guidelines;

•	changes in regulations or enforcement, or our failure to comply with existing or future regulations;

•	our international operations subjecting us to additional risks;

•	potential litigation and claims;

•	risks related to international trade disputes and the U.S. government’s trade policy;

•	lack of available additional capital;

•	our inability to retain or hire key personnel;

•	risks associated with leasing substantial amounts of space;

•	risks arising from the results of the public referendum held in United Kingdom and its membership in the European Union;

•	failure of existing franchisees to conduct their business in accordance with agreed upon standards;

•	adequacy of our information systems, order fulfillment and distribution facilities;

•	our ability to adequately maintain the security of our electronic and other confidential information;

•	our inability to successfully identify and integrate acquisitions;

•	adequacy of our intellectual property rights;

•	potential negative effect of certain aspects of recent U.S. federal income tax reform;

•	risks related to our substantial indebtedness;

•	risks associated with interest rate changes;

•	straining of resources and ability to attract and retain qualified board members due to maintaining and improving our financial controls;

•	decline of our common stock market price due to the large number of outstanding shares of our common stock eligible for sale; and

•

the other factors set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, filed with the SEC on March 12, 2020, and in the “Risk Factors” section of our subsequent Quarterly Reports on Form 10-Q, filed with the SEC on June 12, 2020 and August 7, 2020.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms and provisions of Holdco’s capital stock, its amended and restated certificate of incorporation and its amended and restated bylaws. We urge you to read the full text of Holdco’s amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

General

As of September 25, 2020, the total amount of Holdco’s authorized capital stock consisted of 300,000,000 shares of common stock, none of which has been designated non-voting, and 15,000,000 shares of preferred stock. As of such date, 110,573,555 shares of common stock were outstanding and no shares of preferred stock were issued or outstanding. As of September 25, 2020, we had 352 stockholders of record of common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that is outstanding at the time of the dividend.

In the event of Holdco’s liquidation or dissolution, the holders of common stock are entitled to receive proportionately Holdco’s net assets available for distribution to stockholders after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under Holdco’s amended and restated certificate of incorporation (as in effect as of the date of this prospectus, the “Certificate of Incorporation”), Holdco’s board of directors has the authority, without further action by stockholders, except as described below, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of the holders of the common stock, which could adversely affect the holders of common stock and could discourage a takeover of Holdco even if a change of control of Holdco would be beneficial to the interests of our stockholders.

Anti-Takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Amended and Restated Bylaws

The Certificate of Incorporation and Holdco’s amended and restated bylaws (as in effect as of the date of this prospectus, the “Bylaws”) contain provisions that may delay, defer or discourage another party from acquiring control of Holdco. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Holdco to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of Holdco’s stockholders. However, we also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Board of Directors

The Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. A director may be removed with or without cause by the affirmative vote of the holders of at least 75% of the voting power of Holdco’s outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on Holdco’s board of directors, including a vacancy resulting from an enlargement of Holdco’s board of directors, may be filled only by vote of a majority of Holdco’s directors then in office.

Action by Written Consent

The Delaware General Corporation Law (the “DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. The Certificate of Incorporation provides that any action required or permitted to be taken by Holdco’s stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

The Certificate of Incorporation and the Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (i) our chairman or vice chairman of the board of directors or (ii) the board of directors through a special resolution.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or any committee thereof, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to Holdco’s secretary of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of Holdco’s outstanding voting securities.

Amendments to the Certificate of Incorporation and the Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of Holdco’s board of directors or, in addition to any other vote otherwise required by law, by the holders of two-thirds of the voting power of Holdco’s outstanding shares of capital stock entitled to vote. Additionally, the affirmative vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of the Certificate of Incorporation, voting as a single class, is required to amend or repeal or to adopt any provision of the Certificate of Incorporation.

Renouncement of Corporate Opportunity

The Certificate of Incorporation provides that Holdco renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Exempted Persons (as defined therein) and that may be a business opportunity for such Exempted Person, even if the opportunity is one that Holdco might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such Exempted Person will be liable to Holdco for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to Holdco. None of the Exempted Persons or their representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Holdco or any of its subsidiaries. In addition, the affirmative vote of 80% of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of the Certificate of Incorporation, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with provisions related to the “Renouncement of Corporate Opportunity.”

Business Combinations

Holdco has opted out of Section 203 of the DGCL. However, the Certificate of Incorporation contains similar provisions providing that Holdco may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, Holdco’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Holdco’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by Holdco’s board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Holdco’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring Holdco to negotiate in advance with their board of directors because the stockholder approval requirement would be avoided if Holdco’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in Holdco’s board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Exclusive Jurisdiction for Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of Holdco, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits Holdco by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Holdco’s directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is (800) 736-3001.

SELLING STOCKHOLDERS

The following table and footnotes set forth certain information with respect to the beneficial ownership of our common stock. The selling stockholders may offer to sell from time to time up to 13,211,509 shares of our common stock, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount each selling stockholder may offer its shares for sale under this prospectus.

For purposes of this prospectus, “selling stockholders” includes the stockholders listed below and their permitted pledgees, donees, transferees, designees or successors-in-interest who may acquire common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders.

Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on the number of shares issued and outstanding on September 25, 2020.

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Name of the Selling Stockholder	Number of Shares	%(1)	Number of Shares	Number of Shares	%
Antara Capital Master Fund LP(2)	201,348	0.18%	201,348	0	0.00%
Aviary Associates LP(3)	66,444	0.06%	66,444	0	0.00%
Bain Capital Credit Member, LLC(4)	240,167	0.22%	240,167	0	0.00%
Bain Capital Credit Member II, LLC(4)	12,734	0.01%	12,734	0	0.00%
Bain Capital Credit, LP(4)	293,404	0.27%	293,404	0	0.00%
BCSF Advisors, LP(4)	69,987	0.06%	69,987	0	0.00%
Bain Capital Investments (Ireland) Limited(4)	25,802	0.02%	25,802	0	0.00%
Mesirow Financial High Yield Fund(5)	11,517	0.01%	11,517	0	0.00%
Mesirow Financial High Yield CIT(6)	21,262	0.02%	21,262	0	0.00%
Boothbay Diversified Alpha Master Fund, L.P.(7)	1,838	*	1,838	0	0.00%
Boothbay Absolute Return Strategies, LP(8)	4,806	*	4,806	0	0.00%
Cetus Capital VI, L.P.(9)	1,187,058	1.07%	421,432	765,626	0.69%
Corbin Hedged Equity Fund, LP(10)	5,094	*	5,094	0	0.00%
Muzinich & Co. Limited(11)	195,520	0.18%	195,520	0	0.00%
Blue Falcon Limited(12)	198,225	0.18%	198,225	0	0.00%
Internationale Kapitalanlagegesellschaft mbH(13)	9,855	0.01%	9,855	0	0.00%
Deka Investment GmbH(14)	20,486	0.02%	20,486	0	0.00%
Invesco Oppenheimer Global Strategic Income Fund(15)	10,188	0.01%	10,188	0	0.00%
Invesco Oppenheimer VI Global Strategic Income Fund(16)	3,211	*	3,211	0	0.00%
Ivy Apollo Multi-Asset Income Fund(17)	6,622	0.01%	6,622	0	0.00%
Ivy Apollo Strategic Income Fund(18)	7,596	0.01%	7,596	0	0.00%
Ivy High Income Fund(19)	239,708	0.22%	239,708	0	0.00%
Ivy High Income Opportunities Fund(20)	16,611	0.02%	16,611	0	0.00%
Ivy VIP High Income(21)	39,534	0.04%	39,534	0	0.00%
Jonathan Farkas	25,000	0.02%	4,429	20,571	0.02%
J.P. Morgan Securities LLC(22)	9,523	0.01%	9,523	0	0.00%

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Name of the Selling Stockholder	Number of Shares	%(1)	Number of Shares	Number of Shares	%
Littlejohn Opportunities Master Fund LP(23)	508,756	0.46%	180,527	328,229	0.30%
Lynstone SSF Holdings S.a r l.(24)	2,805,190	2.54%	2,670,504	134,686	0.12%
Mercer Investment Fund 1(25)	133,331	0.12%	133,331	0	0.00%
Neuberger Berman Alternative Funds, Neuberger Berman Long Short Fund(26)	3,192,824	2.89%	3,192,824	0	0.00%
Neuberger Berman Investment Funds Plc, Neuberger Berman US Long Short Equity Fund(27)	160,307	0.14%	160,307	0	0.00%
OFM II, L.P.(28)	2,051,492	1.86%	728,450	1,323,042	1.20%
Old Mission Capital LLC(29)	5,000	*	110	4,890	0.00%
PIMCO Global Credit Opportunity Master Fund LDC(30)	1,590,125	1.44%	347,725	1,242,400	1.12%
Steamboat Capital Partners Master Fund, LP(31)	56,610	0.05%	56,610	0	0.00%
Federated Investment Management Company(32)	1,682,136	1.52%	1,682,136	0	0.00%
Federated Investment Counseling(33)	59,242	0.05%	59,242	0	0.00%
Legal & General High Income Trust(34)	106,931	0.10%	106,931	0	0.00%
Legal & General Multi-Asset Target Return Fund(34)	6,644	0.01%	6,644	0	0.00%
Legal & General Dynamic Bond Fund(34)	4,429	*	4,429	0	0.00%
L&G Global High Yield Bond Fund(34)	58,470	0.05%	58,470	0	0.00%
Legal and General Assurance (Pensions Management) Limited(34)	152,644	0.14%	152,644	0	0.00%
Unilever United States Inc.(35)	2,214	*	2,214	0	0.00%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust Core High Yield Bond Portfolio(36)	7,308	0.01%	7,308	0	0.00%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II—World Bond Portfolio(37)	1,550	*	1,550	0	0.00%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II Core High Yield Bond Portfolio(38)	7,751	0.01%	7,751	0	0.00%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II Core High Yield Bond II Portfolio(39)	7,087	0.01%	7,087	0	0.00%
Aegon Global Multi Manager High Yield Fund—Unhedged(40)	8,859	0.01%	8,859	0	0.00%
Medical Professional Mutual Insurance Company(41)	14,063	0.01%	14,063	0	0.00%
The Hartford World Bond Fund(42)	38,316	0.03%	38,316	0	0.00%
The Hartford Balanced Income Fund(43)	29,456	0.03%	29,456	0	0.00%
Hartford Total Return Bond HLS Fund(44)	13,067	0.01%	13,067	0	0.00%
The Hartford High Yield Fund(45)	19,268	0.02%	19,268	0	0.00%
Vanguard High-Yield Corporate Fund(46)	132,888	0.12%	132,888	0	0.00%
Symetra Life Insurance Company(47)	34,993	0.03%	34,993	0	0.00%
John Hancock Hedged Equity & Income Fund(48)	885	*	885	0	0.00%
Daiwa Monthly Dividend High Yield Fund(49)	7,973	0.01%	7,973	0	0.00%
Mineworkers Pension Scheme(50)	664	*	664	0	0.00%
British Coal Staff Superannuation Scheme(51)	221	*	221	0	0.00%

	Ownership Before Offering		Shares Offered by this Prospectus Supplement	Ownership After Offering
Name of the Selling Stockholder	Number of Shares	%(1)	Number of Shares	Number of Shares	%
International Paper Company Commingled Investment Group Trust(52)	12,402	0.01%	12,402	0	0.00%
Wellington US$ Core High Yield Bond Fund(53)	221	*	221	0	0.00%
Wellington World Bond Fund(54)	1,550	*	1,550	0	0.00%
Wellington Global High Yield Bond Fund(55)	7,973	0.01%	7,973	0	0.00%
Wellington Multi-Sector Credit Fund(56)	3,322	*	3,322	0	0.00%
Univest—Global High Yield Bonds Sub-Fund(57)	11,738	0.01%	11,738	0	0.00%
International Monetary Fund(58)	146,884	0.13%	24,583	122,301	0.11%
High Yield Bond Fund(59)	30,785	0.03%	30,785	0	0.00%
Verizon Master Savings Trust(60)	5,315	*	5,315	0	0.00%
Wespath Funds Trust(61)	1,993	*	1,993	0	0.00%
Macy’s Inc. Defined Benefit Plans Master Trust(62)	8,194	0.01%	8,194	0	0.00%
The Second Saudi Investment Company(63)	3,765	*	3,765	0	0.00%
Franklin Funds(64)	932,424	0.84%	932,424	0	0.00%
UBS Securities LLC(65)	22,148	0.02%	22,148	0	0.00%
Undiscovered Value Master Fund SPC—April 2014 Segregated Portfolio(66)	4,761	*	4,761	0	0.00%
Union Square Park Partners LP(67)	121,814	0.11%	121,814	0	0.00%
Banner Life Insurance Company(68)	5,647	0.01%	5,647	0	0.00%
William Penn Life Insurance Company of New York(68)	8,084	0.01%	8,084	0	0.00%

*	Represents beneficial ownership of less than 0.01%.
(1)	Based on 110,573,555 shares of common stock issued and outstanding as of September 25, 2020.
(2)

The selling stockholder is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is managed by its investment adviser, Antara Capital Master Fund LP. Investment decisions on behalf of Antara Capital Master Fund LP are made by Himanshu Gulati, its chief investment officer. The address of the selling stockholder is 500 Fifth Avenue, Suite 2320, New York, New York 10110.

(3)

IST, LLC is the general partner of the selling stockholder. As general partner, IST, LLC exercises dispositive power over the 66,444 shares. Ira S. Taub and Steven C. Taub are managing members of IST, LLC. The address of the selling stockholder is 300 Frank Burr Blvd, 7th Floor, Teaneck, New Jersey 07666.

(4)

Consists of: (i) 12,734 shares held by CMAC Fund 1, L.P., (ii) 64,184.00 shares held by Bain Capital Credit Managed Account (FSS), L.P., (iii) 8,326 shares held by Bain Capital Credit Rio Grande FMC, L.P., (iv) 21,173 shares held by Bain Capital Credit Managed Account (PSERS), L.P., (v) 77,052 shares held by Bain Capital High Income Partnership, L.P., (vi) 7,529 shares held by Bain Capital Credit Managed Account (Blanco), L.P., (vii) 55,768 shares held by Bain Capital Senior Loan Fund, L.P., and (viii) 6,135 shares held by Bain Capital Senior Loan Fund (SRI), L.P. (such entities collectively, the “Bain Capital Credit Entities”). Voting and investment decisions with respect to the shares held by the Bain Capital Credit Entities are directed by Bain Capital Credit Member, LLC and/or Bain Capital Credit Member II, LLC. Also consists of (i) 293,404 shares held by managed accounts for which Bain Capital Credit, LP acts as investment adviser, (ii) 69,987 shares held by managed accounts for which BCSF Advisors, LP acts as investment adviser and (iii) 25,802 shares with respect to which Bain Capital Investments (Ireland) Limited acts as alternative investment fund manager. The address of each of the foregoing persons is 200 Clarendon Street, Boston, MA 02116.

(5)

The selling stockholder is an investment company registered under the Investment Company Act. The address of the selling stockholder is c/o SEI Investments, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(6)

The selling stockholder is a separate collective investment fund established by SEI Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania (the “Trustee”), and is administered and invested separately under the Mesirow Financial Collective Investment Master Trust (the “Trust”) for the collective investment of assets of participating tax qualified pension and profit sharing plans and related trusts, governmental plans and certain other investors. The Trustee has retained Mesirow Financial Investment Management, Inc. as investment advisor to the selling securityholder. Voting and dispositive powers over the shares are exercised by the authorized agents to the Fixed Income High Yield Division of Mesirow Financial Investment Management, Inc., namely Robert Sydow, Kevin Buckle, and James Lisko. The address of the selling stockholder is c/o SEI Investments, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(7)

The selling stockholder is an investment company registered under the Investment Company Act. Boothbay Fund Management, LLC acts as investment adviser to the selling stockholder. Ari Glass is the founding partner and managing member of Boothbay Fund Management, LLC. The address of the selling stockholder is c/o Boothbay Fund Management, LLC, 140 E 45th Street, 14th Floor, New York, New York 10017.

(8)

The selling stockholder is an investment company registered under the Investment Company Act. Boothbay Fund Management, LLC acts as investment adviser to the selling stockholder. Ari Glass is the founding partner and managing member of Boothbay Fund Management, LLC. The address of the selling stockholder is c/o Boothbay Fund Management, LLC, 140 E 45th Street, 14th Floor, New York, New York 10017.

(9)

The selling stockholder is an investment company registered under the Investment Company Act. Littlejohn & Co., LLC is the registered investment adviser to the selling stockholder. Littlejohn Associates VI, L.P. is the general partner of the selling stockholder, and its general partner is Littlejohn Associates VI, L.L.C. The address of the selling stockholder is 8 Sound Shore Drive, Greenwich, Connecticut 06830.

(10)

Corbin Capital Partners Group, LLC is the sole general partner of Corbin Capital Partners, L.P., which is the investment adviser to the selling stockholder. In addition, Corbin Capital Partners Management, LLC is the general partner to the selling stockholder but is not a beneficial owner of the 5,094 shares. The name and principal occupation of each of the executive officers and directors of Corbin Capital Partners, L.P. are as follows: (i) Tracy McHale Stuart, Chief Executive Officer, (ii) Steven Carlino, Chief Financial Officer, (iii) Daniel Friedman, General Counsel and (iii) Craig Bergstrom, Chief Investment Officer. The business address of each person is c/o Corbin Capital Partners, L.P., 590 Madison Avenue, 31st Floor, New York, New York 10022.

(11)

Consists of: (i) 179,731 shares held by Muzinich Short Duration High Yield Fund, (ii) 8,859 shares held by Muzinich Global High Yield Fund, (iii) 1,439 shares held by Michael Lund Petersen, LLC, (iv) 1,284 shares held by Xenia.to ApS, (v) 1,439 shares held by ECCA Holding Group Limited and (vi) 2,768 shares held by PAE CCJJ Holding Ltd. Muzinich & Co. Limited serves as investment adviser and/or sub-adviser with respect to the 195,520 shares owned by each of the foregoing entities and, in this capacity, has investment power and/or voting power with respect to such shares. Muzinich & Co. Limited is wholly owned by Muzinich & Co., Inc. George M. Muzinich is the primary principal owner of Muzinich & Co., Inc. The selling stockholder is an affiliate of Muzinich Capital LLC, a registered broker-dealer. At the time of the acquisition of the 195,520 shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 8 Hanover Street, London W1S1YQ, United Kingdom.

(12)

Blue Falcon Limited is a wholly owned subsidiary of Abu Dhabi Investment Authority, a public institution owned by the Emirate of Abu Dhabi in the United Arab Emirates. Blue Falcon Limited has retained Mesirow Financial Investment Management, Inc. to act as investment adviser, with authority to exercise voting and dispositive power over the 198,225 shares. Mesirow Financial Investment Management, Inc.’s authorized agents for the selling stockholder are Robert Sydow, Kevin Buckle and James Lisko. The address of the selling stockholder is c/o BNY Mellon, Custody Client Services, 500 Grant Street, Pittsburgh, Pennsylvania 15258.

(13)

The selling stockholder is acting for the account of Investment Fund HP XV and is a wholly owned subsidiary of HSBC Trinkhaus & Burkhardt AG whose ultimate parent entity is HSBC Holdings plc, a publicly traded company. Legal & General Investment Management America, Inc. exercises voting and dispositive power the shares. The address of the selling stockholder is c/o Legal & General Investment Management America, Inc., 71 South Wacker Drive, Suite 800, Chicago, Illinois 60606.
(14)

The selling stockholder is acting for the account of PLM-Fonds GHY and is a wholly owned subsidiary of DekaBank Deutsche Girozentrale, a publicly traded company. Legal & General Investment Management America, Inc. exercises voting and dispositive power the shares. The address of the selling stockholder is c/o Legal & General Investment Management America, Inc., 71 South Wacker Drive, Suite 800, Chicago, Illinois 60606.

(15)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser, Invesco Advisers, Inc., which is an indirect, wholly-owned subsidiary of Invesco, Ltd. (NYSE: IVZ). Voting and dispositive powers over the shares are exercised by the selling stockholder’s portfolio managers, who are employees of Invesco Advisers, Inc. The selling stockholder is an affiliate of a registered broker-dealer. At the time of the acquisition of the 10,188 shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Invesco Advisers, Inc., 1555 Peachtree St. NE, Atlanta, Georgia 30309.

(16)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser, Invesco Advisers, Inc., which is an indirect, wholly-owned subsidiary of Invesco, Ltd. (NYSE: IVZ). Voting and dispositive powers over the shares are exercised by the selling stockholder’s portfolio managers, who are employees of Invesco Advisers, Inc. The selling stockholder is an investment company registered under the Investment Company Act. The selling stockholder is an affiliate of a registered broker-dealer. At the time of the acquisition of the 3,211 shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Invesco Advisers, Inc., 1555 Peachtree St. NE, Atlanta, Georgia 30309.

(17)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment advisor, Ivy Investment Management Company, which is a wholly owned, direct subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc. has a class of publicly traded shares that trade on the NYSE. Voting and dispositive powers over the shares are exercised by Chad A. Gunther, in his capacity as an officer of the investment adviser to the selling stockholder and as an officer and portfolio manager of the selling stockholder. On behalf of such entities, Mr. Gunther hereby disclaims beneficial ownership of the shares held by the selling stockholder. Waddell & Reed Financial, Inc. also has two wholly-owned subsidiaries that are registered broker-dealers, Waddell & Reed, Inc. and Ivy Distributors, Inc., each of which would be deemed an affiliate of the selling stockholder, but solely for purposes of the Investment Company Act. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202.

(18)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment advisor, Ivy Investment Management Company, which is a wholly owned, direct subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc. has a class of publicly traded shares that trade on the NYSE. Voting and dispositive powers over the shares are exercised by Chad A. Gunther, in his capacity as an officer of the investment adviser to the selling stockholder and as an officer and portfolio manager of the selling stockholder. On behalf of such entities, Mr. Gunther hereby disclaims beneficial ownership of the shares held by the selling stockholder. Waddell & Reed Financial, Inc. also has two wholly-owned subsidiaries that are registered broker-dealers, Waddell & Reed, Inc. and Ivy Distributors, Inc., each of which would be deemed an affiliate of the selling stockholder, but solely for purposes of the Investment Company Act. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202.

(19)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment advisor, Ivy Investment Management Company, which is a wholly owned, direct subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc. has a class of publicly traded shares that trade on the NYSE. Voting and dispositive powers over the shares are exercised by Chad A. Gunther, in his capacity as an officer of the investment adviser to the selling stockholder and as an officer and portfolio manager of the selling stockholder. On behalf of such entities, Mr. Gunther hereby disclaims beneficial ownership of the shares held by the selling stockholder. Waddell & Reed Financial, Inc. also has two wholly-owned subsidiaries that are registered broker-dealers, Waddell & Reed, Inc. and Ivy Distributors, Inc., each of which would be deemed an affiliate of the selling stockholder, but solely for purposes of the Investment Company Act. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202.
(20)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment advisor, Ivy Investment Management Company, which is a wholly owned, direct subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc. has a class of publicly traded shares that trade on the NYSE. Voting and dispositive powers over the shares are exercised by Chad A. Gunther, in his capacity as an officer of the investment adviser to the selling stockholder and as an officer and portfolio manager of the selling stockholder. On behalf of such entities, Mr. Gunther hereby disclaims beneficial ownership of the shares held by the selling stockholder. Waddell & Reed Financial, Inc. also has two wholly-owned subsidiaries that are registered broker-dealers, Waddell & Reed, Inc. and Ivy Distributors, Inc., each of which would be deemed an affiliate of the selling stockholder, but solely for purposes of the Investment Company Act. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202.

(21)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment advisor, Ivy Investment Management Company, which is a wholly owned, direct subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc. has a class of publicly traded shares that trade on the NYSE. Voting and dispositive powers over the shares are exercised by Chad A. Gunther, in his capacity as an officer of the investment adviser to the selling stockholder and as an officer and portfolio manager of the selling stockholder. On behalf of such entities, Mr. Gunther hereby disclaims beneficial ownership of the shares held by the selling stockholder. Waddell & Reed Financial, Inc. also has two wholly-owned subsidiaries that are registered broker-dealers, Waddell & Reed, Inc. and Ivy Distributors, Inc., each of which would be deemed an affiliate of the selling stockholder, but solely for purposes of the Investment Company Act. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Ivy Investment Management Company, 6300 Lamar Avenue, Overland Park, Kansas 66202.

(22)

The selling stockholder is a wholly owned subsidiary of JPMorgan Chase & Co., which in its capacity as parent holding company disclaims beneficial ownership of the 9,523 shares. Each of Amanda D Winkelman, Christopher L Harvey, Claudia Jury, Eric D Tepper, Eric J Stein, Jason Edwin Sippel, Jeremy R Geller and Robert C Holmes is a Manager of the selling stockholder and as such may be deemed to have voting and dispositive power over the 9,523 shares. Each of Amanda D Winkelman, Christopher L Harvey, Claudia Jury, Eric D Tepper, Eric J Stein, Jason Edwin Sippel, Jeremy R Geller and Robert C Holmes disclaims beneficial ownership of such shares. The selling stockholder is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The selling stockholder represents that it acquired the 9,532 shares for investment. The address for each of the selling stockholder, Amanda D Winkelman, Christopher L Harvey, Claudia Jury, Eric D Tepper, Eric J Stein, Jason Edwin Sippel, Jeremy R Geller and Robert C Holmes is 383 Madison Avenue, 3rd Floor, New York, New York 10179.

(23)	The selling stockholder is an investment company registered under the Investment Company Act. Littlejohn & Co., LLC is the registered investment adviser to the selling stockholder. Littlejohn

Opportunities GP L.L.C. is the general partner of the selling stockholder. The address of the selling stockholder is 8 Sound Shore Drive, Greenwich, Connecticut 06830.
(24)	Messrs. Bill Blackwell, Olivier Meyer and Simon Barnes exercise voting and dispositive power over the 2,805,190 shares. The address of the selling stockholder is 60 Avenue J.F. Kennedy, Luxembourg.
(25)

As investment manager to Mercer QIF Fund plc, a multi-sub-fund umbrella fund that includes the selling stockholder, Mercer Global Investments Europe Limited has appointed Mesirow Financial Investment Management, Inc. to act as sub-investment manager to the selling stockholder, with authority to exercise sole or shared voting and dispositive power over the 133,331 shares. Mesirow Financial Investment Management, Inc.’s authorized agents for the selling stockholder are: Robert Sydow, Kevin Buckle and James Lisko. The address of the selling stockholder is c/o Mesirow Financial Investment Management, Inc., 353 N. Clark Street, Chicago, Illinois 60654, Attention: Legal/Jeffrey Levine.

(26)

Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the shares because it or certain affiliated persons, including Neuberger Berman Investment Advisers LLC, the adviser or sub-adviser to the selling stockholder, have shared power to retain, dispose of or vote the shares owned by the selling stockholder pursuant to the terms of investment management, advisory and/or sub-advisory agreements with the selling stockholder, an investment company. Neuberger Berman Group LLC or its affiliated persons do not, however, have any direct economic interest in the shares held by the selling stockholder. One of the affiliates of Neuberger Berman Group LLC is a registered broker-dealer, Neuberger Berman BD LLC (“NBBD”). NBBD serves as the distributor in connection with the continuous offering of the shares of the selling stockholder. At the time of the acquisition of the 3,192,824 shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, New York 10104.

(27)

Neuberger Berman US Long Short Equity Fund is a sub-fund of Neuberger Berman Investment Funds Plc. Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the shares because it or certain affiliated persons, including Neuberger Berman Investment Advisers LLC, the adviser or sub-adviser to the selling stockholder, have shared power to retain, dispose of or vote the shares owned by the selling stockholder pursuant to the terms of investment management, advisory and/or sub-advisory agreements with the selling stockholder. The selling stockholder is registered as an Undertaking for the Collective Investment in Transferable Securities. One of the affiliates of Neuberger Berman Group LLC is a registered broker-dealer, NBBD. At the time of the acquisition of the 160,307 shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 70 Sir John Rogerson’s Quay, Dublin, Ireland.

(28)

The selling stockholder is an investment company registered under the Investment Company Act. Littlejohn & Co., LLC is the registered investment adviser to the selling stockholder. Littlejohn Opportunities GP L.L.C. is the general partner of the selling stockholder. The address of the selling stockholder is 8 Sound Shore Drive, Greenwich, Connecticut 06830.

(29)

The selling stockholder is an SEC registered broker-dealer, owned 100% by Old Mission Group LLC, a Delaware LLC. Voting and dispositive powers over the shares are exercised by Josef Guzowski, the CEO. The selling stockholder has represented that it acquired the shares for investment. The address of the selling stockholder is 314 W. Superior Suite 200, Chicago, Illinois 60654.

(30)

Michelle Wilson Clarke and Julie O’Hara act as directors of the selling stockholder, and Pacific Investment Management Company, LLC is the investment manager to the selling stockholder. Such persons exercise voting and dispositive power with respect to the shares. Allianz SE is the publicly traded parent entity to Pacific Investment Management Company, LLC. PIMCO Investments LLC is a broker-dealer subsidiary of Pacific Investment Management Company LLC. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the foregoing persons is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(31)

The investment manager of the selling stockholder is Steamboat Capital Partners, LLC and the general partner of the selling stockholder is Steamboat Capital Partners GP, LLC. Parsa Kiai is the managing member and Jeffrey Rose is the COO/CFO of the general partner and investment manager, and they exercise voting and dispositive power over the 56,610 shares.
(32)

Consists of: (i) 45,956 shares held by Sun America Series Trust—SA Federated Corporate Bond Portfolio, (ii) 88,038 shares held by Federated Hermes High Income Bond Fund, Inc., (iii) 94,129 shares held by Federated Hermes Opportunistic High Yield Bond Fund, (iv) 975,623 shares held by Federated Hermes Institutional High Yield Bond Fund, (v) 2,214 shares held by Great West Core Bond Fund, (vi) 240,859 shares held by High Yield Bond Portfolio, (vii) 23,254 shares held by Federated Hermes High Income Bond Fund II, (viii) 113,508 shares held by Northwestern Mutual Series Fund, Inc. High Yield Bond Portfolio, (ix) 17,717 shares held by Federated NVIT High Income Bond Fund, (x) 27,130 shares held by Ohio National Fund, Inc. ON Federated High Income Bond Portfolio and (xi) 53,708 shares held by City National Rochdale Fixed Income Opportunities Fund. Federated Investment Management Company is a wholly-owned subsidiary of Federated Hermes, Inc., a publicly owned entity that is traded on the NYSE. The address of the selling stockholder is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

(33)

Consists of: (i) 7,751 shares held by Crown Cork & Seal Company, Inc. Master Retirement Trust, (ii) 5,536 shares held by Emerson Electric Co. Retirement Master Trust, (iii) 7,197 shares held by Federated Hermes High Yield Bond Collective Investment Fund, (iv) 13,288 shares held by Johnson & Johnson Pension and Savings Plan Master Trust and (v) 25,470 shares held by JSS Investmentfonds JSS Bond—USD High Yield. Federated Investment Counseling is a wholly-owned subsidiary of Federated Hermes, Inc., a publicly owned entity that is traded on the NYSE. The address of the selling stockholder is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

(34)

Legal & General High Income Trust, Legal & General Multi-Asset Target Return Fund and Legal & General Dynamic Bond Fund act through Legal & General (Unit Trust Managers) Limited, an authorized fund manager. L&G Global High Yield Bond Fund controls each of the other selling stockholders. L&G Global High Yield Bond Fund is a sub-fund of Legal & General SICAV. Michele Eisenhuth, Henry Kelley, Yvon Laurent, Adel Malcolm and Eve Finn are the directors of Legal & General SICAV and exercise voting and dispositive power over the shares. The address of the selling stockholders is c/o Legal & General Investment Management America, Inc., 71 South Wacker Drive, Suite 800, Chicago, Illinois 60606.

(35)	The selling stockholder is a subsidiary of a public company. The address of the selling stockholder is 333 S Wabash Ave, W32-128, Chicago, Illinois 60604.
(36)

Wellington Management Company LLP (“WMC”) is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. Wellington Funds Distributors Inc. (“WFD”) is a limited-scope broker/dealer registered with The Financial Industry Regulatory Authority, Inc. (“FINRA”) and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(37)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(38)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management

Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.
(39)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(40)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is 3800 Citibank Center Drive, Tampa, Florida 33610.

(41)	The selling stockholder is a subsidiary of a public company. The address of the selling stockholder is 333 S Wabash Ave, W32-128, Chicago, Illinois 60604.
(42)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(43)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(44)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(45)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(46)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. Vanguard Marketing Corporation (“VMC”) is the distributor of Vanguard funds, including the selling stockholder, and a subsidiary of The Vanguard Group, Inc. VMC is a registered broker-dealer and a member of FINRA. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(47)

Symetra Life Insurance Company is a wholly owned subsidiary of Symetra Financial Corporation. Symetra Securities Inc., a registered broker-dealer, is also a wholly owned subsidiary of Symetra Financial Corporation. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(48)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. Its investment adviser is under common control with broker-dealer John Hancock Investment Management Distributors LLC. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(49)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is Attn. Corp Act Vault, 140 Broadway, New York, New York 10005.

(50)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(51)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(52)	The selling stockholder is a subsidiary of a public company. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.
(53)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(54)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(55)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(56)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.
(57)	The selling stockholder is an investment company registered under the Investment Company Act. The address of the selling stockholder is 333 S Wabash Ave, W32-128, Chicago, Illinois 60604.
(58)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WMC, a registered investment adviser, has the power to vote and dispose the securities disclosed in question 3 pursuant to WMC’s investment management agreement with the Selling Stockholder. The address of the selling stockholder is 333 S Wabash Ave, W32-128, Chicago, Illinois 60604.

(59)

The selling stockholder is an investment company registered under the Investment Company Act and is managed by its investment adviser. AIG Capital Services, Inc., an affiliate of SunAmerica Asset Management Co, LLC, the selling stockholder’s administrator, is a registered broker-dealer. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(60)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the stockholder is P.O. Box 392002, Pittsburgh, Pennsylvania 15251-9002.

(61)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. WFD is a limited-scope broker/dealer registered with FINRA and organized under the laws of Delaware. WFD is an affiliate of Wellington Trust Company NA. WFD’s sole line of business is introducing prospects to certain SEC-registered investment companies and Wellington Management-sponsored investment funds offered within the United States. WFD does not engage in retail brokerage, lending, securities underwriting, or proprietary trading. At the time of the acquisition of the shares, the selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. The address of the stockholder is P.O. Box 392002, Pittsburgh, Pennsylvania 15251-9002.

(62)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(63)

WMC is a registered investment adviser to the selling stockholder and has the power to vote and dispose the shares pursuant to an investment management agreement. WMC is a subsidiary of Wellington Management Group LLP. The address of the selling stockholder is 280 Congress Street, Boston, Massachusetts 02210, Attn: Private Investment Services.

(64)

Consists of: (i) 8,859 shares held by The Shared Risk Plan for Cupe Employees of New Brunswick Hospitals, (ii) 57,585 shares held by FIST-Franklin Low Duration Total Return Fund, (iii) 2,214 shares held by Franklin Strategic Income Fund, (iv) 2,214 shares held by FTSIIF-Franklin Multi-Sector Credit Income Fund, (v) 4,429 shares held by Franklin High Income Fund, (vi) 37,651 shares held by Franklin Universal Trust, (vii) 276,851 shares held by FHIT-Franklin High Income Fund, (viii) 117,384 shares held by FSS-Franklin Strategic Income Fund, (ix) 112,955 shares held by FIST-Franklin Total Return Fund, (x) 24,362 shares held by Franklin Limited Duration Income Trust, (xi) 4,429 shares held by FTVIPT-Franklin Allocation VIP Fund Franklin Total Return Strategy, (xii) 24,030 shares held by FTVIPT-Franklin Strategic Income VIP Fund, (xiii) 19,933 shares held by Brighthouse/Franklin Low Duration Total Return Portfolio, (xiv) 13,288 shares held by FTIF Franklin US Low Duration Fund, (xv) 2,214 shares held by LVIP Global Income FT Low Duration Fund, (xvi) 2,547 shares held by EQ/Franklin Strategic Income Portfolio, (xvii) 11,074 shares held by Franklin Liberty High Yield Corporate ETF, (xviii) 99,666 shares held by FTIF-Franklin High Yield Fund, (xix) 19,933 shares held by FTIF-Franklin Strategic Income Fund, (xx) 6,644 shares held by FTIF-Templeton Global High Yield Fund, (xxi) 84,162 shares held by Menard Inc. Franklin Advisers, Inc. (“FAV”) is the investment manager of the Franklin Funds and has voting and investment control over the securities owned by the Franklin Funds. Glenn Voyles, Sonal Desai, David Yuen and Patricia O’Connor are the portfolio managers of the Franklin Funds. Each of Glenn Voyles, Sonal Desai, David Yuen and Patricia O’Connor disclaims beneficial ownership over the securities held by the Franklin Funds except to the extent of their pecuniary interest therein. FAV is affiliated with three FINRA members – Franklin/Templeton Distributors, Inc., Templeton/Franklin Investment Services, Inc. and Franklin Templeton Financial Services Corp. All three entities are indirect wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”), the parent of FAV, and only distribute funds for subsidiaries of FRI. At the time of the acquisition of the shares, the selling stockholders had no agreements, plans or understandings, directly or indirectly, with any person to distribute such shares. Except for The Shared Risk Plan for Cupe Employees of New Brunswick Hospitals, FTIF Franklin US Low Duration Fund, FTIF-Franklin High Yield Fund, FTIF-Franklin Strategic Income Fund, FTIF-Templeton Global High Yield Fund and Menard Inc., the selling stockholders are investment companies. The address of the selling stockholders is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.
(65)

The selling stockholder is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The selling stockholder represents that it acquired the shares for investment. The address of the selling stockholder is 1285 Avenue of the Americas, New York, New York 10019.

(66)

Gregory Ciaverelli exercises sole voting and dispositive power over the 4,761 shares. The address of the selling stockholder is c/o PA Capital LLC, Riverfront Plaza West, 901 East Byrd Street, Suite 1400, Richmond, Virginia 23111.

(67)

Leon Zaltzman, Managing Member of Union Square Park Capital Management LLC, exercises sole voting and dispositive power over the shares. The address of the selling stockholder is Union Square Park Partners LP, 1251 Ave of the Americas, Fl. 34, New York, New York 10020.

(68)

Legal & General Investment Management America, Inc. acts as investment adviser for the selling stockholders. Each selling stockholder is a subsidiary of Legal & General Group, PLC, a public company. The address of the selling stockholder is c/o Legal & General Investment Management America, Inc., 71 South Wacker Drive, Suite 800, Chicago, Illinois 60606.

PLAN OF DISTRIBUTION

The common stock offered hereby may be sold from time to time directly by the selling stockholders or alternatively through broker-dealers or agents. If the common stock is sold through broker-dealers or agents, the selling stockholders shall be responsible for discounts or commissions. Such common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. In no event will such method(s) of distribution take the form of an underwritten offering of the common stock.

A prospectus supplement will describe the terms of the offering of the common stock, including the following:

•	the name or names of any dealers or agents and the amount of common stock purchased by each of them;

•

the public offering price of the common stock, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents, and other items constituting dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the prospectus supplement and may be changed from time to time.

Only the agents named in the prospectus supplement are agents in connection with the common stock being offered thereby.

The selling stockholders may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents or third parties may be required to make in respect thereof. Agents and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Any dealers or other persons acting as our agents involved in the sale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, their commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of FINRA.

Our common stock is listed on The New York Stock Exchange. We can make no assurance as to the development, maintenance or liquidity of any trading market in our common stock.

LEGAL MATTERS

The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Party City Holdco Inc. appearing in Party City Holdco Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Party City Holdco Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Such materials may be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  27, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on June 12, 2020, and June 30, 2020, filed with the SEC on August 7, 2020;

•

Our Current Reports on Form 8-K, filed with the SEC on January 9, 2020, April  8, 2020, April  14, 2020, May  8, 2020, May  29, 2020, June  29, 2020, July  7, 2020, July  13, 2020, July  27, 2020, August  3, 2020 and September 14, 2020; and

•

The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on April 10, 2015, as supplemented by the “Description of Capital Stock” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Party City Holdco Inc.

80 Grasslands Road

Elmsford, NY 10523

(914) 345-2020

Attn: Corporate Secretary

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at investor.partycity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

13,211,509 Shares

Party City Holdco Inc.

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$4,938.78
Printing expenses	20,000.00
Legal fees and expenses	50,000.00
Accounting fees and expenses	20,500.00

Total	$95,438.78

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, we have included in our amended and restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated bylaws contain a provision indemnifying our directors and officers to the fullest extent permitted under applicable law for all liability and loss suffered by them in connection with performance of their duties as directors and officers of the Company, subject to certain exceptions, and provide that we may advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our amended and restated certificate of incorporation and our amended and restated bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

Underwriting agreements that we enter into from time to time may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

Item 16. Exhibits.

See Exhibit Index following the signature page.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to 17 CFR § 230.424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York on September 28, 2020.

Party City Holdco Inc.

By:	/s/ Bradley M. Weston
Name: Bradley M. Weston
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bradley M. Weston, Todd E. Vogensen and Ian R. Heller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments to this registration statement), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bradley M. Weston Bradley M. Weston	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2020

/s/ Todd E. Vogensen Todd E. Vogensen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2020

/s/ Norman S. Matthews Norman S. Matthews	Chairman and Director	September 28, 2020

/s/ James M. Harrison James M. Harrison	Vice Chairman and Director	September 28, 2020

/s/ Joel Alsfine Joel Alsfine	Director	September 28, 2020

/s/ Steven J. Collins Steven J. Collins	Director	September 28, 2020

/s/ James G. Conroy James G. Conroy	Director	September 28, 2020

Signature	Title	Date

/s/ William S. Creekmuir William S. Creekmuir	Director	September 28, 2020

/s/ Jennifer Fleiss Jennifer Fleiss	Director	September 28, 2020

/s/ John A. Frascotti John A. Frascotti	Director	September 28, 2020

/s/ Lisa K. Klinger Lisa K. Klinger	Director	September 28, 2020

/s/ Michelle Millstone-Shroff Michelle Millstone-Shroff	Director	September 28, 2020

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Certificate of Correction to Party City Holdco Inc.’s Second Amended and Restated Certificate of Incorporation filed on June 6, 2019, dated December 17, 2019, and corrected Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Party City Holdco Inc.’s Annual Report on Form 10-K for fiscal year 2019 filed on March 12, 2020)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Party City Holdco Inc.’s Form 8-K dated June 7, 2019)

4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Party City Holdco Inc.’s Registration Statement on Form S-1 dated March 26, 2015)

4.4	Second Amended and Restated Stockholders Agreement among Party City Holdco Inc., THL PC Topco, L.P., and certain other stockholders of Party City Holdco Inc. (incorporated by reference to Exhibit 4.5 of Party City Holdco Inc.’s Annual Report on Form 10-K filed on February 28, 2019)

4.5	Amended and Restated Registration Rights Agreement among Party City Holdco Inc., THL PC Topco, L.P., Advent-Party City Acquisition Limited Partnership and certain other stockholders of Party City Holdco Inc. (incorporated by reference to Exhibit 4.1 to Party City Holdco Inc.’s Form 8-K dated April 21, 2015)

4.6	Registration Rights Agreement, dated as of July 30, 2020, among Party City Holdco Inc. and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to Party City Holdco Inc.’s Form 8-K filed on August 3, 2020)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)